UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2017

SONOCO PRODUCTS COMPANY

Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 8, 2017, the Executive Compensation Committee of Sonoco’s Board of Directors approved the following equity awards under the Sonoco Products Company 2014 Long-Term Incentive Plan:

	Stock Appreciation Rights	Restricted Stock Units	Performance Contingent Restricted Stock Unit Awards
Name			Threshold	Target	Maximum
M. J. Sanders	142,130	20,104	20,678	41,355	82,710
R. C. Tiede	41,060	5,808	5,974	11,947	23,894
B. L. Saunders	34,740	4,914	5,054	10,108	20,216
R. H. Coker	22,110	3,128	3,217	6,433	12,866
R. D. Fuller	22,110	3,128	3,217	6,433	12,866
All other officers	91,919	13,007	13,374	26,748	53,496

Stock Settled Appreciation Rights
Stock settled appreciation rights (“SARs”) provide executive officers and other key management employees the right to receive shares of the Company’s common stock equal to the appreciation in share price above the closing price after the awards have vested. The material terms and conditions are as follows:

Grant Features

Grant Type:	Stock Settled Appreciation Rights

Exercise Price:	February 8, 2017 closing price of the Company's stock on the New York Stock Exchange of $54.46 per common share

Exercise Term:	10 years from date of grant; expiration date February 8, 2027.

Vesting:
One third vesting on February 8, 2018, 1/3 vesting on February 8, 2019, and 1/3 vesting on February 8, 2020. Unvested SARs are cancelled upon termination of employment, except in the case of death, disability, or involuntary (or good reason) termination within two years of a Change in Control that meets the criteria of Internal Revenue Code (“IRC”) Section 409A and the regulations thereunder, in which case, unvested SARs will immediately vest upon the date of termination.

Exercise Period at Termination

Death:	Longer of remaining term of SAR or one year.

Disability:	Shorter of remaining term of SAR or one year from termination following total disability.

Retirement:
Shorter of remaining term of SAR or five years from retirement provided the employee does not accept employment (without prior approval from Sonoco) that violates his or her signed Employee Agreement; violation results in forfeiture of all remaining shares.

Termination without cause:	Three month exercise period for vested awards after expiration of any blackout period (if applicable)

Termination for cause:	Immediate cancellation of all awards

Change in Control:	Shorter of remaining term of SAR or one year from an involuntary (or good reason) termination within two years of a Change in Control

Restricted Stock Units
Restricted stock units (“RSUs”) provide executive officers and other key management employees the right to receive full-value shares of the Company’s common stock on the date that the awards vest at no cost to the employee. The material terms and conditions are as follows:

Grant Features

Grant Type:	Restricted Stock Units

Vesting and Termination of Employment:
One third vesting on February 8, 2018, 1/3 vesting on February 8, 2019, and 1/3 vesting on February 8, 2020. Unvested RSUs are cancelled upon termination of employment, except in the case of death, disability, or involuntary (or good reason) termination within two years of a Change in Control that meets the criteria of Internal Revenue Code (“IRC”) Section 409A and the regulations thereunder, in which case, unvested RSUs will immediately vest upon the date of termination.

Dividends and Stock Splits:	Dividend equivalents will not be credited to unvested RSUs. The number of RSUs will be adjusted for stock dividends and stock splits.

Deferral Election:
Officers may elect to defer receipt of shares from vested RSUs until six months following separation from service. This election must be made within 30 days of the date the grant was approved by the Board.

Mandatory Deferral:
Officers will be required to defer receipt of any RSUs that would not be deductible under Code Section 162m until six months following separation from service, unless an earlier distribution is required to comply with provisions of IRS Section 409A.

Performance Contingent Restricted Stock Unit Awards
The material terms and conditions of the 2017 grants of performance contingent restricted stock units (“PCSUs”) are as follows:

Grant Date:	February 8, 2017

Plan Structure:	3-year performance plan

Performance Cycle:	January 1, 2017 through December 31, 2019

Payout:	Goals will be established for three levels of performance: outstanding, superior, and acceptable.
• 200% of target shares vest if outstanding (maximum) performance is achieved for the three-year performance period
• 100% of target shares vest if superior (target) performance is achieved for the three-year performance period
• 50% of target shares vest if acceptable (threshold) performance is achieved for the three-year performance period
• If performance levels achieved are below threshold, no awards will vest.

Change in Control:
Upon consummation of a Change in Control that meets the criteria of Internal Revenue Code (“IRC”) Section 409A and the regulations thereunder, all unvested PCSUs will vest at Target on a prorata basis if the Change in Control occurs during the 3-year Performance Period. A lump sum payment equal to the aggregate Fair Market Value of the PCSU (using the weighted average stock price on the last trading day immediately preceding the Change in Control) will be issued to the participant, within 30 days following the Change in Control unless the PCSUs were subject to a deferral election or mandatory deferral under IRC Section 162(m) as described below. In such event, payment of the PCSUs will be paid out at the earliest permitted under Code section 409A (and in accordance with any deferral elections previously made).

Termination of Employment:	Except as provided below, no PCSUs will vest if an individual is not employed by Sonoco at the end of the performance period (December 31, 2019).

In the event of involuntary termination, for reasons other than due to death or disability, the participant will forfeit all unvested PCSUs. If the participant leaves for death, disability, or retirement during the three-year performance period, the participant will be entitled to a settlement of any PCSUs that would otherwise vest at the end of the three-year performance period on a prorated basis equal to the time employed. Any vested PCSUs that were not subject to a deferral election (or subject to a mandatory deferral on account of Code Section 162(m) as described below) will be settled at the regular time following the completion of the three-year performance period.

Deferral Election:
Officers may elect to defer receipt of shares from vested PCSUs until six months following separation from service. This election must be made within 30 days of the date the grant was approved by the Board.

Mandatory Deferral:
Officers will be required to defer receipt of any PCSUs that would not be deductible under Code Section 162m until six months following separation from service, unless an earlier distribution is required to comply with provisions of IRS Section 409A.

Performance Measures
The financial performance measures used to determine the number of performance units vested and their weightings are the three-year annual growth rate in base earnings per share ("BEPS1"), as adjusted to exclude certain items, weighted 40%, and average return on net assets employed (“RONAE”), after adjusting to exclude certain items, weighted 60%. The three-year cumulative BEPS1 is the total of the growth rates for each year of the performance period. These percentages equate to a Base Earnings Per Share Growth Rate ("BEPSGR2") of 1.5%, 4.1% and 7.0% for threshold, target, and maximum performance levels, respectively.
The targets for the January 1, 2017 through December 31, 2019 performance cycle are as follows:

	Threshold	Target	Maximum
Three-Year Cumulative BEPS (as adjusted to exclude certain items)	6.0%	14.2%	21.9%
Average Three-Year RONAE[3]	10.7%	11.2%	11.8%

¹	Base EPS ("BEPS") is adjusted to exclude non-service pension and post-retirement cost changes.

[2]
Base Earnings Per Share Growth Rate (BEPSGR) is the constant compounded annual growth rate represented by the cumulative change in annual BEPS (as adjusted to exclude certain items) for the three years of the measurement period, relative to BEPS for the most-recently completed year preceding the grant date.

[3]
Required performance levels will be adjusted to reflect capital invested in acquisitions over the three-year period. The RONAE goals will be adjusted down at an effective rate of 0.18% per $100 Million of acquisition investment multiplied by the percentage of time remaining in the three-year performance cycle as of the date of the acquisition.

Clawback Policy
The Board of Directors has adopted a "clawback" policy covering all payments of incentive-based compensation to current and former executive officers. The policy provides that, if the Company is required to restate its financial results because of its material noncompliance with any financial reporting requirement under the securities laws, the Company's Executive Compensation Committee (the "Committee") will review all awards or payments of any form of bonus or incentive-based compensation made to our current and former executive officers within the three-year period immediately preceding the date on which the Company is required to prepare the restatement. If the Committee determines that any such bonus and incentive awards or payments were based on erroneous data and would have been lower had they been calculated based on the restated results, the Committee will review the facts and circumstances and, to the extent permitted by applicable law, may seek to recover for the benefit of the Company the difference between the amounts awarded or paid and the amounts that would have been awarded or paid based on the restated results.
The Committee has sole discretion to determine whether, and the extent to which, to require any such repayment and to determine the form and timing of the repayment, which may include repayment by the executive officer or an adjustment to the payout of a future incentive.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: February 14, 2017	By:	/s/ Barry L. Saunders
Barry L. Saunders
Senior Vice President and Chief Financial Officer